CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-290505 on Form S-6 of our report dated November 25, 2025, relating to the financial statement of FT 12556, comprising FT Diversified Target Income Portfolio, Series 12, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 25, 2025